CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report dated October 22, 1997 in this form 8-K.


October 22, 1997



ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
SteuerberatungsgesellschaftmbH


/s/ Dr. Maiss
Dr. Maiss                 Stieve
Wirtschaftsprufer         Wirtschaftsprufer